Exhibit 4

                        COMMUNITY FINANCIAL CORPORATION
              INCORPORATED UNDER THE LAWS OF THE STATE OF VIRGINIA


NUMBER                                                               SHARES

CUSIP 20365L 10 0                       SEE REVERSE SIDE FOR CERTAIN DEFINITIONS



THIS IS TO CERTIFY THAT                                     is the owner of





FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

                        COMMUNITY FINANCIAL CORPORATION

(the "Corporation"), a Virginia corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its seal to be hereunto affixed.


DATED:                                       COMMUNITY FINANCIAL CORPORATION


SECRETARY                                 PRESIDENT AND CHIEF EXECUTIVE OFFICER

[reverse side]

     The following abbreviations, when used in the inscription on the face of this certificate, shall be constured as through they were written out in full according to applicable laws or regulations:

  TEN COM   --as tenants in common   UNIF GIFT MIN ACT --....Custodian.......
  TEN ENT   --as tenants by the entireties               (Cust)       (Minor)
  JT TEN    --as joint tenants with right of       under Uniform Gifts to Minors
              survivorship and not as tenants      Act..........................
              in common                                     (State)

         Additional abbreviations may also be used though not in the above list.


For Value Received, ______ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

[                                ]


--------------------------------------------------------------------------------
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------Shares
of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

------------------------------------------------------------------------Attorney
to transfer the said stock on the Books of the within named Corporation with full power of substitution in the premises.


Dated________________________



                    ____________________________________________________________
                    THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
           NOTICE: NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

                        COMMUNITY FINANCIAL CORPORATION

     The shares represented by this certificate are issued subject to all provisions of the articles of incorporation and bylaws of Community Financial Corporation (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

     The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative, participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation.